As filed with the Securities and Exchange Commission on March 4, 2015

Registration Number 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

___________________________________

PROTO LABS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1939628
(State of incorporation)	(IRS Employer Identification No.)

5540 Pioneer Creek Drive

Maple Plain, Minnesota 55359

(Address of Principal Executive Offices) (Zip Code)

2012 LONG-TERM Incentive PLAN
(Full title of the plan)

Copy to:

Victoria M. Holt	W. Morgan Burns
President and Chief Executive Officer	Mark D. Pihlstrom
Proto Labs, Inc.	Faegre Baker Daniels LLP
5540 Pioneer Creek Drive	2200 Wells Fargo Center
Maple Plain, MN 55359	90 South Seventh Street
(763) 479-3680	Minneapolis, MN 55402-3901
(612) 766-7000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	775,143 shares(2)	$71.40	$55,341,334	$6,430.66

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) of the Registrant.

(2)	Represents 775,143 additional shares of Common Stock reserved for future issuance under the 2012 Long-Term Incentive Plan, as amended.

(3)

Computed in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933. Such computation is based on the average of the high and low prices as reported on the New York Stock Exchange on February 27, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 775,143 shares of the Company’s common stock to be issued pursuant to the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, except for “Item 8. Exhibits,” the Registration Statements previously filed with the Securities and Exchange Commission relating to the Plan (File Nos. 333-179651 and 333-194272) are incorporated by reference herein.

Part II—Information Required in the Registration Statement

Item 8. Exhibits

See the Exhibit Index following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maple Plain, State of Minnesota, on March 4, 2015.

PROTO LABS, INC.

By:	/s/ VICTORIA M. HOLT
Victoria M. Holt
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman	March 4, 2015
Lawrence J. Lukis

/s/ VICTORIA M. HOLT	President, Chief Executive Officer and Director	March 4, 2015
Victoria M. Holt	(principal executive officer)

/s/ JOHN A. WAY	Chief Financial Officer	March 4, 2015
John A. Way	(principal financial and accounting officer)

*	Director	March 4, 2015
Rainer Gawlick

*	Director	March 4, 2015
John B. Goodman

*	Director	March 4, 2015
Douglas W. Kohrs

*	Director	March 4, 2015
Brian K. Smith

*	Director	March 4, 2015
Sven A. Wehrwein

By:    /s/ VICTORIA M. HOLT

Victoria M. Holt

Attorney-in-Fact

*     Signed on individual’s behalf by attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Third Amended and Restated Articles of Incorporation of Proto Labs, Inc.
4.2(2)	Amended and Restated By-Laws of Proto Labs, Inc.
4.3(3)	Form of certificate representing common shares of Proto Labs, Inc.
5.1(4)	Opinion of Faegre Baker Daniels LLP
23.1(5)	Consent of Faegre Baker Daniels LLP
23.2(4)	Consent of Ernst & Young LLP
24.1(6)	Power of Attorney
99.1(7)	2012 Long-Term Incentive Plan, as amended as of November 12, 2014
99.2(8)	Form of Incentive Stock Option Agreement under 2012 Long-Term Incentive Plan
99.3(9)	Form of Non-Statutory Stock Option Agreement (Directors) under 2012 Long-Term Incentive Plan
99.4(10)	Form of Non-Statutory Stock Option Agreement (U.S. Employees) under 2012 Long-Term Incentive Plan
99.5(11)	Form of Non-Statutory Stock Option Agreement (U.K. Employees) under 2012 Long-Term Incentive Plan
99.6(12)	Form of Restricted Stock Unit Agreement (Directors) under 2012 Long-Term Incentive Plan
99.7(13)	Form of Restricted Stock Agreement under 2012 Long-Term Incentive Plan for initial grant to Victoria M. Holt
99.8(14)	Form of Restricted Stock Unit Agreement under 2012 Long-Term Incentive Plan (U.S. Employees)
99.9(15)	Form of Restricted Stock Unit Agreement under 2012 Long-Term Incentive Plan (U.K. Employees)
(1)	Previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 1, 2012, and incorporated by reference herein.
(4)	Filed herewith.
(5)	Included in Exhibit 5.1.
(6)	Previously filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-194272), filed with the Commission on March 3, 2014, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K, filed with the Commission on November 13, 2014, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(11)	Previously filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(12)	Previously filed as Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-194272), filed with the Commission on March 3, 2014, and incorporated by reference herein.
(13)	Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-35435), filed with the Commission on February 6, 2014, and incorporated by reference herein.
(14)	Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-35435), filed with the Commission on February 12, 2014, and incorporated by reference herein.
(15)	Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-35435), filed with the Commission on February 12, 2014, and incorporated by reference herein.